Exhibit 99.1 Press Release of the Registrant

Contact: Roger L. Christensen, President and CEO 541/298-6633 or rchristensen@columbiabancorp.com Greg B. Spear, Vice Chair and CFO 541/298-6612 or gspear@columbiabancorp.com

COLUMBIA BANCORP ISSUES SECOND QUARTER EARNINGS AND DIVIDEND GUIDANCE

The Dalles, Oregon - July 8, 2008 - Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, issues earnings guidance for the second quarter of 2008. A higher than anticipated loan loss provision, coupled with the ongoing compression of the net interest margin, has Columbia projecting a loss per share ranging between $-0.04 and $-0.06 for the second quarter of 2008. Columbia also announced the Board of Directors approved a reduction of the quarterly cash dividend to $0.01 per share. The cash dividend is payable on July 31, 2008, to shareholders of record as of July 17, 2008. In response to this, Columbia’s Board of Directors announced it will suspend payment of director fees for the remainder of 2008.

Declining property/construction development values and downgraded credit ratings in some of the company’s Central Oregon, Portland, Oregon and Vancouver, Washington real estate development loans continue to contribute to an amplified risk profile for Columbia in the second quarter of this year. Consequently, Columbia expects to recognize between $5.50 million and $5.70 million of loan loss provision for the second quarter due to the increased risk exposure.

“We will continue to evaluate the economic conditions that affect our markets and take the appropriate course of action which will protect shareholder value,” stated Roger Christensen, Columbia Bancorp’s President and CEO. “It appears evident there are more uncertain real estate-related credit issues to come, putting many businesses, particularly in the financial sector, in a belt-tightening mode, including Columbia. We will continue to maintain our active review of all credit risks and manage loan growth to ensure quality and balance with our available funding,” he added.

Additional information will be provided in Columbia’s earnings release and conference call scheduled for Wednesday, July 23, 2008.

Conference Call and Audio Webcast

Roger Christensen, President and CEO, along with the executive management team, will host a conference call for investors, analysts and other interested parties beginning at 12:00 p.m. Pacific Time (3:00 p.m. Eastern Time) on Wednesday, July 23, 2008. The 2008 second quarter earnings release will be distributed before the market opens that day. To participate in the call, dial 1-877-407-9210. The live webcast can also be heard by going to Columbia Bancorp’s Web site, www.columbiabancorp.com and selecting Presentations/Webcast under Investor Relations.

A replay of the call will be available until July 31, 2008, starting two hours after the completion of the live call. To listen to the replay, dial 1-877-660-6853, account #286 and use access code 280108. A text version of the webcast will be archived on Columbia Bancorp’s web site.

ABOUT COLUMBIA BANCORP

Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Vancouver, Pasco and Richland, Washington. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

FORWARD LOOKING STATEMENTS

This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about management’s present plans and intentions about our strategy, growth, and deployment of resources, and about management’s expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management’s current plans, they are subject to various risks and uncertainties which could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the collectibility of our loans, economic and other factors which affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia’s revenues and margins, management’s ability to open and generate growth from new branches and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this release is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

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